4KIDS CONTACT:

Samuel R. Newborn

4Kids Entertainment

(646) 822-4235

snewborn@4kidsent.com

4Kids Entertainment Reports 2010 First Quarter Results

NEW YORK, May 10, 2010 – 4Kids Entertainment, Inc. (NYSE: KDE), the global children’s entertainment and merchandise licensing company, today announced financial results for the first quarter ended March 31, 2010.

Net revenues for the three months ended March 31, 2010 totaled $4.2 million, compared to $9.3 million for the same period in 2009. The Company’s net loss attributable to 4Kids Entertainment for the three months ended March 31, 2010 was $(3.5) million, or $(0.26) per diluted share, as compared to a net loss of $(2.0) million, or $(0.15) per diluted share, for the same period in 2009.

As of March 31, 2010, the Company had approximately $9.3 million in cash and $11.7 million in investment securities at their fair market value.

The Company announced that it had received a non-binding indication of interest from a third party to acquire 4Kids for a price representing a premium over the recent closing prices for the Company’s common stock, subject to the satisfactory completion of due diligence and negotiation of definitive agreements during a requested exclusivity period. The Special Committee of the Board of Directors formed in 2009 in connection with the Board of Directors’ evaluation of strategic alternatives has authorized the Company’s management to provide the potential acquirer with due diligence information regarding the Company’s assets and operations and intends to enter into discussions with the potential acquirer regarding exclusivity and the acquirer’s indication of interest. There can be no assurance that any transaction with the potential acquirer will be concluded.

The Company also announced that its market capitalization had slipped below the minimum $15 million market capitalization that New York Stock Exchange listed companies are required to maintain in order to remain listed and that the Company’s shares could be delisted at any time.

“In the first quarter of 2010, our revenue decreased from the comparable period in 2009 due to lower licensing revenue and reduced television advertising revenue. Although first quarter 2010 Yu-Gi-Oh! revenues were essentially flat, the Company received reduced licensing revenues from several properties formerly represented by the Company," said Alfred R. Kahn, Chairman and Chief Executive Officer of 4Kids Entertainment.

“Our first quarter results benefited from the cost cutting measures we put into place over the past year, with SG&A down 41%. Although our reported loss was $3.5 million, our cash loss from operations in our traditionally weak first quarter without giving effect to the $3.6 million tax refund we received, was $400,000,” said Alfred R. Kahn, Chairman and Chief Executive Officer of 4Kids Entertainment.

“Although 4Kids is a smaller, more streamlined company, we continue to have the necessary skills, experience and liquidity to promote our current properties, invest in new properties and generally rebuild the business. We believe that we have a promising pipeline of new properties, some of which will debut at next month's Licensing Show in Las Vegas. With the dramatic reductions to our cost structure, we can become profitable if any of our new properties gain traction," concluded Mr. Kahn.

About 4Kids Entertainment, Inc.

With U.S. headquarters in New York City, regional offices for its trading card business in San Diego, California and international offices in London, 4Kids Entertainment, Inc. (NYSE: KDE) is a global organization devoted to the creation, development, production, broadcasting, distribution, licensing and manufacturing of children’s entertainment products.

Through its subsidiaries, 4Kids produces animated television series and films, distributes 4Kids’ produced or licensed animated television series for the domestic and international television and home video markets, licenses merchandising rights worldwide to 4Kids’ owned or represented properties, operates Websites to support 4Kids’ owned or represented properties, and produces and markets collectible trading card games. Additionally, the Company programs and sells the national advertising time in “TheCW4Kids” five-hour Saturday morning block on The CW television network.

Additional information is available on the www.4KidsEntertainment.com corporate Website and at the www.4Kids.tv game station site.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company's properties and other factors could cause actual results to differ materially from the Company's expectations.

(Financial tables below)

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2010 and DECEMBER 31, 2009

(In thousands of dollars, except share data)

ASSETS:	March 31, 2010	December 31, 2009
Current assets:	(Unaudited)
Cash and cash equivalents	$9,299	$3,621
Accounts receivable – net	9,560	14,470
Inventories – net	1,149	1,273
Income taxes receivable	447	4,044
Prepaid expenses and other current assets	2,451	2,612
Total current assets	22,906	26,020

Property and equipment – net	2,546	2,898
Long term investments	11,713	14,180
Accounts receivable - noncurrent, net	89	153
Film and television costs – net	6,381	6,832
Other assets - net (includes related party amounts of $935 and $1,215, respectively)	6,189	6,570
Total assets	$49,824	$56,653

LIABILITIES AND EQUITY:
Current liabilities:
Due to licensors	$6,108	$6,578
Accounts payable and accrued expenses	10,752	12,304
Deferred revenue	1,988	2,279
Total current liabilities	18,848	21,161

Deferred rent	378	375
Total liabilities	19,226	21,536

Commitments and contingencies
4Kids Entertainment, Inc. shareholders’ equity
Preferred stock, $.01 par value – authorized 3,000,000 shares; none issued	—	—
Common stock, $.01 par value - authorized 40,000,000 shares; issued 15,411,099 shares; outstanding 13,352,053 shares; in both 2010 and 2009	154	154
Additional paid-in capital	66,991	66,991
Accumulated other comprehensive loss	(4,690)	(4,644)
Retained earnings	15,819	19,298
	78,274	81,799
Less cost of 2,059,046 treasury shares in both 2010 and 2009	36,434	36,434
Total shareholders’ equity of 4Kids Entertainment, Inc.	41,840	45,365
Noncontrolling interests	(11,242)	(10,248)
Total equity	30,598	35,117
Total liabilities and equity	$49,824	$56,653

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

(In thousands of dollars, except share data)

	Three Months Ended
	March 31,
	2010	2009

Net revenues:
Service revenue	$4,230	$8,895
Product revenue	7	437
Total net revenues	4,237	9,332

Costs and expenses:
Selling, general and administrative	7,097	12,031
Cost of sales of trading cards	364	502
Amortization of television and film costs	1,358	1,191
Total costs and expenses	8,819	13,724

Loss from operations	(4,582)	(4,392)

Interest income	105	401
Impairment of investment securities	—	(89)
Total other income	105	312

Loss before income taxes	(4,477)	(4,080)

Benefit from income taxes	—	—

Net loss	(4,477)	(4,080)

Net loss attributable to noncontrolling interests	998	2,040

Net loss attributable to 4Kids Entertainment, Inc.	$(3,479)	$(2,040)

Per share amounts:

Basic loss per share attributable to 4Kids Entertainment Inc. common shareholders	$(0.26)	$(0.15)

Diluted loss per share attributable to 4Kids Entertainment Inc. common shareholders	$(0.26)	$(0.15)

Weighted average common shares
outstanding - basic	13,352,053	13,227,019

Weighted average common shares
outstanding - diluted	13,352,053	13,227,019

# # #